UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange
5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange
9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange
5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 13, 2021, EPR Properties (the “Company”) delivered a notice of redemption to redeem all of the $275.0 million principal amount of its 5.250% Senior Notes due 2023 (the “2023 Senior Notes”). The redemption date has been set for November 12, 2021. In accordance with the redemption provisions of the 2023 Senior Notes and the Indenture, dated as of June 18, 2013 (the “Indenture”), by and between the Company and U.S. Bank National Association, the 2023 Senior Notes will be redeemed at a price equal to the principal amount of the 2023 Senior Notes plus an applicable premium calculated pursuant to the terms of the Indenture, together with accrued and unpaid interest, if any, up to, but not including the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: October 13, 2021